Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines First Quarter 2022 Update

Q1 Quarter Highlights

Total Revenue hours flown were 33% over Q4 2021 and total revenue increased 46%

•	Currently have $70M in signed contracts or LOI’S for 2022 and still projecting $90+ Million in revenue for 2022

•	To date, $76 Million in signed contracts and LOI’S for 2023 and $52 million for 2024

•

Signed long-term lease for two Airbus A321 freighter aircraft Aerovista to be delivered in August 2023 and November 2023 bringing total A321F aircraft under lease or commitment to 20 freighter aircraft

•	Filed Form 8-A Registration and became a fully reporting SEC Issuer

•	Agreed to a partnership with OSM Aviation Academy to implement a Pilot Direct Placement Training program, creating a robust pipeline of new pilots

•	Closed US$6.0 million Financing

•	Signed LOI for up to 200 electric vertical take-off and landing (eVTOL) aircraft with EVE Mobility (Embraer) to develop the Miami Dade Market; expect to start deliveries in 2026.

MIAMI, FLORIDA, May 16, 2022 – Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) today provided an update on its operations for first quarter of 2022 and a preview of Q2 2022.

“We had a strong revenue quarter with a 45% increase in revenue over Q4 2021, despite being impacted heavily by the Omicron variant, which forced us to reduce flying by about 20%,” said Ed Wegel, Chairman and CEO of GlobalX. “Our results included expenses related to maintenance and conformity for three aircraft deliveries, as well as significant investments in pilot recruitment and training. We also invested heavily in our IT systems as part of our paperless airline initiative that is required to support future growth.”

“Most importantly, we developed all the manuals and systems needed for us to certify with the FAA to start flying revenue cargo charters with our A321 freighters in Q4 of this year. We are seeing intensely strong demand for this aircraft and we have now successfully sold out all of the capacity. This represents a minimum of 250 hours per aircraft per month for our first three (3) A321 freighters, and we are working on LOI’s for aircraft four and five.”

“In Q2 we are continuing to make significant investments in additional aircraft, with three (3) aircraft being added to our fleet, and in crews and systems to facilitate this growth as we focus on the execution of our business plan for passenger charters, and soon to be launched cargo business.”

Mr. Wegel further added: “We are reaching profitability on our projected timetable and demand is increasing for our product as we gain a reputation for on time, reliable service. Further, the launch of our Cargo operation in Q4, powered by our 20 A321F which will all be delivered over the next 30 months, will drive sustained growth and profitability.”

First Quarter 2022 Results

During first quarter of 2022, GlobalX operated a total 1,729 block hours with revenues of $16.3M. These represent increases over Q4 2021 of 33% and 46% of block hours and revenues, respectively, and in a single quarter GlobalX exceeded all revenues in 2021. The net loss for the quarter was $4.8 million, and GlobalX ended the quarter with $11.9 million in cash, cash equivalents, and restricted cash. Operating losses during the quarter were driven by the investments necessary to continue the scaling of flight operations and the negative effects of Omicron, which resulted in short term crew shortages and flights cancelled by clients. Across the first 3 months of 2022, GlobalX operated an average of 6 aircraft for a total of 540 aircraft days available for sale.

2022 Outlook

Looking forward to the full year of 2022, GlobalX reaffirms its expectation to see over $90 Million in revenue, powered by double digit sequential quarterly revenue growth through the rest of 2022 as it adds additional aircraft and launches its cargo operations. GlobalX is expecting operating income to be near break even in Q2 and positive in Q3 2022.

As a reminder, there will be a Zoom webinar Tuesday, May 17th at 2:00PM Eastern Time with Management to discuss these results and more.

You can register in advance for this webinar:

https://bit.ly/3swlQPY

The foregoing guidance is based on management’s current views with respect to operating and market conditions and customer forecasts. Actual results may differ materially from what is provided here today as a result of, among other things, the factors described under “Cautionary Note Regarding Forward-Looking Statements” below.

For full details of the 2022 Q1 financial results, management’s discussion and analysis of financial results and consolidated financial statements and notes for the three months ended March 31, 2022, will be available in the Company’s Quarter Report on Form 10-Q that will be filed on EDGAR and under the Company’s SEDAR profile at www.sedar.com. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental airline flying the Airbus A320 family aircraft. GlobalX flies as an ACMI and charter airline serving the US, Caribbean, and Latin American markets. For more information, please visit www.globalxair.com.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

JET: NEO	www.globalairlinesgroup.com	Page 2 of 6

Cautionary Note Regarding Forward-Looking Statements

This news release contains certain “forward looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this news release include, but are not limited to, statements with respect to the Company’s aircraft fleet size, the destinations that the Company intends to service, the expected delivery timelines for aircraft, future demand for block hours, increases in flight activity, expected future revenues, the terms of the eVTOL transaction, timing for freighter certification and launch of cargo operations, details regarding additional aircraft acquisitions and future profitability.

In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “ or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; the timely receipt of governmental approvals; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain and labour disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, the effects of increased competition from our market competitors and new market entrants, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, risks associated with doing business in foreign countries, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labour disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; risks related to significant disruption in, or breach in security of GlobalX’s information technology systems and resultant interruptions in service and any related impact on its reputation; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings with applicable Canadian securities regulators and the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.

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GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022 (Unaudited)	December 31, 2021
Current Assets
Cash and cash equivalents	$8,480,530	$5,241,716
Restricted cash	$3,448,529	$2,752,285
Accounts receivable, net of allowance	$469,693	$745,646
Prepaid expenses and other current assets	$1,688,167	$848,490

Total Current Assets	$14,086,919	$9,588,137

Property and equipment, net	$868,602	$618,883
Operating lease right-of-use assets	$21,717,984	$22,668,308
Deferred costs and other assets	$6,816,187	$6,198,338

Total Assets	$43,489,692	$39,073,666

Current liabilities
Accounts payable	$6,651,302	$3,574,186
Accrued liabilities	6,692,972	$5,963,761
Due from related parties	$—	$197,558
Current portion of notes payable	$1,573,000	$1,573,000
Current portion of long-term operating leases	$3,854,957	$3,393,497

Total current liabilities	$18,772,231	$14,702,002
Other liabilities
Note payable	$3,794,887	$—
Long-term operating leases	$18,849,571	$20,042,343
Other liabilities	$83,491	$83,491

Total other liabilities	$22,727,949	$20,125,834
Equity
Common stock - $.001 par value; 200,000,000 authorized; 51,258,576 and 51,237,876 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	$51,258	$51,237
Additional paid-in capital	$28,980,063	$26,456,900
Retained deficit	$(27,041,809)	$(22,262,307)

Total stockholders’ equity	$1,989,512	$4,245,830

Total Liabilities and Equity	$43,489,692	$39,073,666

See accompanying notes to condensed consolidated financial statements.

JET: NEO	www.globalairlinesgroup.com	Page 4 of 6

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Operating Revenue	$16,380,011	$—
Operating Expenses
Salaries, Wages, & Benefits	5,865,074	956,697
Aircraft Fuel	3,250,554	17,583
Maintenance, materials and repairs	1,190,823	43,897
Depreciation and amortization	23,312	3,652
Contracted ground and aviation services	2,955,576	33,145
Travel	1,295,110	20,750
Insurance	857,268	475,133
Aircraft Rent	3,359,674	—
Other	2,345,908	1,361,813

Total Operating Expenses	21,143,299	2,912,670
Operating Loss	(4,763,288)	(2,912,670)
Non-Operating Expenses (Income)
Loss on Warrant Valuation	—	3,050,968
Interest Expense	16,214	11,286

Total Non-Operating Expenses	16,214	3,062,254
Loss before income taxes	(4,779,502)	(5,974,924)
Income tax expense	—	—

Net Loss	(4,779,502)	(5,974,924)
Loss per share:
Basic	$(0.09)	$(0.17)
Diluted	$(0.09)	$(0.17)
Weighted average number of shares outstanding	51,241,326	34,976,943

Fully diluted shares outstanding	51,241,326	34,976,943

See accompanying notes to condensed consolidated financial statements.

JET: NEO	www.globalairlinesgroup.com	Page 5 of 6

GLOBAL CROSSING AIRLINES GROUP INC.

(FORMERLY “CANADA JETLINES LTD.”)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,779,502)	$(5,974,924)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	23,312	3,652
Loss on warrant revaluation		2,250,576
Amortization of operating lease right of use asset	950,324	498,857
Share-based payments	382,612	120,411

Non-cash working capital item changes:
Accounts receivable	275,953	—
Prepaid expenses and other current assets	(839,677)	(615,468)
Accounts payable	3,077,116	257,497
Accrued liabilities	729,211	525,938
Decrease in operating lease obligations	(731,312)	(149,925)

Net cash used in operating activities	(911,963)	(3,083,386)

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from asset disposal
Purchases of property and equipment	(273,031)	(158,659)
Deferred costs and other assets	(617,849)	(300,000)

Net cash used in investing activities	(890,880)	(458,659)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to related party	(197,558)	(101,487)
Other liabilities		(87,928)
Proceeds on issuance of shares	9,930	4,988,499
Long term loan payable	5,925,529	25,363

Net cash provided by financing activities	5,737,901	4,824,447

Net increase in cash	3,935,058	1,282,402

Cash, cash equivalents and restricted cash - beginning of the period	7,994,001	548,690

Cash, cash equivalents and restricted cash - end of the period	11,929,059	1,831,092

See accompanying notes to condensed consolidated financial statements.

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